                                                                    Exhibit 11.0

                            UFP Technologies, Inc.
                Statement of Computation of Per Share Earnings

                                                         Three months ended      Nine months ended
                                                         ------------------      -----------------
                                                         30-Sep      30-Sep      30-Sep      30-Sep
                                                          1997        1996        1997        1996
                                                          ----        ----        ----        ----
Net income                                           $   381,147     301,721     864,911     673,565

Primary earnings per share:
  Weighted average common shares outstanding           4,662,054   4,636,854   4,651,114   4,633,169
  Dilutive stock options and warrants                    176,318     275,837     220,405     237,055
                                                      ----------  ----------  ----------  ----------
                                                       4,838,372   4,912,691   4,871,519   4,870,224
                                                      ==========  ==========  ==========  ==========
  Income per share                                   $      0.08        0.06        0.18        0.14
                                                      ==========  ==========  ==========  ==========
Fully diluted earnings per share:
  Weighted average common shares outstanding           4,662,054   4,636,854   4,651,114   4,633,169
  Dilutive stock options and warrants                    176,318     324,874     220,405     324,874
                                                      ----------  ----------  ----------  ----------
                                                       4,838,372   4,961,728   4,871,519   4,958,043
                                                      ==========  ==========  ==========  ==========
  Income per share                                   $      0.08        0.06        0.18        0.14
                                                      ==========  ==========  ==========  ==========